THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SHARES
ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY FOREIGN OR STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY
INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE ACT) OR OTHERWISE UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE FOREIGN OR STATE SECURITIES LAWS OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES,
WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE
COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED,
ASSIGNED, OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE
FOREIGN AND STATE SECURITIES LAWS.  THIS WARRANT MAY NOT BE
EXERCISED BY OR ON BEHALF OF ANY U.S. PERSON UNLESS REGISTERED
UNDER THE ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

                  NATIONAL PATENT DEVELOPMENT CORPORATION

            WARRANT FOR THE PURCHASE OF SHARES OF COMMON STOCK

No. 1                                              41,153 Shares

   THIS CERTIFIES that, for value received, ___________________, with an address at _______________ (together with any transferee, the Holder ), is entitled to subscribe for and purchase from National Patent Development Corporation, a Delaware corporation (the "Company"), upon the terms and conditions set forth herein, 41,153 shares of common stock, par value $.01 per share, of the Company (the "Common Stock"), initially at a price of $12.15 per share (as adjusted as provided herein, the "Exercise Price"). This Warrant is the warrant or one of the warrants (collectively, including any warrants issued upon the exercise or transfer of any such warrants in whole or in part, the "Warrants") to purchase an aggregate of up to 82,306 shares of Common Stock issued on or about June 30, 1996. As used herein the term this Warrant shall mean and include this Warrant and any Warrant or Warrants hereafter issued as a consequence of the exercise or transfer of this Warrant in whole or in part.

   The number of shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") and the Exercise Price may be adjusted from time to time as hereinafter set forth.

   1. This Warrant may be exercised, in whole or in part, by the surrender to the Company at its office as set forth in the form of election attached hereto, or at such other place as is designated in writing by the Company, of (a) this Warrant (with the election at the end hereof duly executed) and (b) 7% Convertible Notes Due 2001 (the "Notes") of American Drug Company, a Delaware corporation ("ADC"), duly endorsed for transfer. Upon such surrender, the Company shall issue to the Holder a number of Warrant Shares equal to the principal amount of Notes so surrendered (plus the amount of interest, if any, on the Notes surrendered with respect to which a Payment Default (as hereinafter defined) exists on the date of exercise) divided by the Exercise Price. The Notes must be so surrendered on or prior to the Maturity Date (as defined in the Note) or, if the Notes, or a portion of the Notes, have been called for redemption by ADC, then with respect to the Notes or such portion, as the case may be, on or prior to the date fixed for redemption. THE EXERCISE PRICE MAY NOT BE PAID WITH CASH OR ANY OTHER CONSIDERATION OTHER THAN THE NOTES. No adjustment shall be made with respect to any accrued interest payable with respect to Notes surrendered in payment of the Exercise Price.

   2. Upon each exercise of the Holder's rights to purchase Warrant Shares, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Warrant Shares shall not then have been actually delivered to the Holder. As soon as practicable after each such exercise of this Warrant, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Warrant Shares (or portions thereof) subject to purchase hereunder.

   3. (a) Any Warrant issued upon the transfer or exercise in part of this Warrant shall be numbered and shall be registered in a Warrant Register as it is issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration or transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Warrant shall be transferable only on the books of the Company upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto.

This Warrant may be exchanged, at the option of the Holder thereof, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares (or portions thereof), upon surrender to the Company or its duly authorized agent. Notwithstanding anything to the contrary herein, the Company shall have no obligation to cause Warrants to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions of the Securities Act of 1933, as amended (the Act ), and the rules and regulations thereunder or any state or foreign securities law.

   (b) The Holder, by accepting this Warrant, acknowledges that it has been advised by the Company that neither this Warrant nor the Warrant Shares have been registered under the Act, that this Warrant is being or has been issued and the Warrant Shares will be issued on the basis of the statutory exemption provided by Regulation S ("Regulation S") promulgated under the Act relating to offers and sales made outside of the United States, and that the Company's reliance thereon is based in part upon the representations made by the original Holder in the original Holder's subscription agreement. The Holder acknowledges that it has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Act and the rules and regulations thereunder on the transfer and exercise of securities. In particular, the Holder agrees that no offer, sale, pledge, assignment, or other transfer of this Warrant or any Warrant Shares, and no exercise of this Warrant, in the United States or to or by or on behalf of U.S. Persons (as defined in Regulation S) or otherwise shall be valid or effective, and the Company shall not be required to give any effect to any such offer, sale, pledge, assignment, other transfer, or exercise, or to deliver Warrant Shares within the United States upon exercise, unless (i) the offer, sale, pledge, assignment, or other transfer of this Warrant or such Warrant Shares, or the exercise of this Warrant, is registered under the Act, it being understood that neither this Warrant nor the Warrant Shares are currently registered for sale and that the Company has no obligation or intention to so register this Warrant or the Warrant Shares, or
(ii) such offer, sale, pledge, assignment, other transfer, or exercise is otherwise exempt from registration under the Act.
The Holder of this Warrant and each transferee hereof further agrees that if any offer, sale, pledge, assignment, or other transfer of this Warrant or any Warrant Shares is proposed to be made by them otherwise than by delivery of a prospectus meeting the requirements of Section 10 of the Act, such action shall be taken only after submission to the Company of a written opinion of counsel, which counsel and opinion are reasonably satisfactory to the Company, to the effect that the proposed offer, sale, pledge, assignment, other transfer, or exercise will not be in violation of the Act or of applicable foreign or state law. Each person exercising a Warrant shall give (i) written certification that it is not a U.S. Person and the Warrant is not being exercised on behalf of a U.S. Person; or (ii) a written opinion of counsel, which counsel and opinion are reasonably satisfactory to the Company, to the effect that the Warrant and Warrant Shares have been registered under the Act or are exempt from registration thereunder. Any transferee, by accepting a Warrant on transfer hereof, shall be deemed to have agreed to the provisions hereof.

   4. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares granted pursuant to the Warrants, such number of shares of Common Stock as shall, from time to time, be sufficient therefor. The Company covenants that all Warrant Shares, when issued upon receipt by the Company of the full Exercise Price therefor, shall be validly issued, fully paid, nonassessable, and free of preemptive rights.

   5. (a) In case the Company shall at any time after the date the Warrants were first issued (i) declare a dividend on the outstanding Common Stock payable in shares of its capital stock,
(ii) subdivide the outstanding Common Stock into a greater number of shares, or (iii) combine the outstanding Common Stock into a smaller number of shares, then, in each case, the Exercise Price, and the number of Warrant Shares issuable upon exercise of this Warrant, in effect at the time of the record date for such dividend or of the effective date of such subdivision or combination, shall be proportionately adjusted so that the Holder after such time shall be entitled to receive the aggregate number and kind of shares which, if such Holder had exercised this Warrant immediately prior to such time, such Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision or combination. Such adjustment shall be made successively whenever any event listed above shall occur.

   (b) In any case in which Section 5(a) shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event, issuing to the Holder, if the Holder exercised this Warrant after such record date, the shares of Common Stock, if any, issuable upon such exercise over and above the shares of Common Stock, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment;provided, however, that the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

   (c)  Whenever there shall be an adjustment as provided in
Section 5(a), the Company shall promptly cause written notice thereof to be sent to the Holder, which notice shall be accompanied by an officer's certificate setting forth the number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer s certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

   (d) The Company shall not be required to issue fractions of shares of Common Stock or other capital stock of the Company upon the exercise of this Warrant. If any fraction of a share would be issuable on the exercise of this Warrant (or portion hereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the Current Market Price (as hereinafter defined) of such share of Common Stock on the date of exercise of this Warrant.

   (e) If, on the date of exercise of this Warrant in whole (but not in part), there exists an Event of Default (as defined in the Notes) with respect to the payment of principal of or interest on the Notes surrendered in payment of the Exercise Price (a "Payment Default"), and if (i) the Exercise Price is greater than the Default Exercise Price (as hereinafter defined) on such date, the Exercise Price shall be adjusted to equal the Default Exercise Price, and the number of Warrant Shares issuable upon such exercise shall be adjusted to equal the number determined by dividing (A)the sum of (I) the number determined by multiplying the number of Warrant Shares that would have been issuable upon such exercise immediately prior to such adjustment by the Exercise Price in effect immediately prior to such adjustment and
(II) the amount of interest on the Notes surrendered in payment of the Exercise Price with respect to which a Payment Default exists on the date of exercise by (B) the Default Exercise Price or (ii) the Exercise Price is not greater than the Default Exercise Price on such date, the Exercise Price shall not be adjusted, and the number of Warrant Shares issuable upon such exercise shall be adjusted to equal the sum of (A) the number of Warrant Shares that would have been issuable upon such exercise immediately prior to such adjustment and (B) the number determined by dividing the amount of interest on the Notes surrendered in payment of the Exercise Price with respect to which a Payment Default exists on the exercise date by the Exercise Price. The Default Exercise Price on any date of exercise of this Warrant shall equal the Current Market Price per share of Common Stock on the earliest date on which a Payment Default occurred (other than a Payment Default which has been cured as of such date of exercise), subject to the adjustments set forth in Sections 5(a) and 6 for the period from the date of such Payment Default to such date of exercise.

   (f) The Current Market Price per share of Common Stock on any date shall be the average of the daily closing prices for the 20 consecutive trading days immediately preceding the date in question. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the closing bid price regular way, in either case on the principal national securities exchange (including, for purposes hereof, the Nasdaq National Market or Small Cap System if such system is then generally reporting last sale prices) on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the highest reported bid price for the Common Stock as furnished by the National Association of Securities Dealers, Inc. through Nasdaq or a similar organization if Nasdaq is no longer reporting such information. If on any such date the Common Stock is not listed or admitted to trading on any national securities exchange and is not quoted by Nasdaq or any similar organization, the fair value of a share of Common Stock on such date, as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error, shall be used.

   6. (a) In case of any consolidation with or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving or continuing corporation), or in case of any sale, lease, or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety, such successor, leasing, or purchasing corporation, as the case may be, shall (i) execute with the Holder an agreement providing that the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such consolidation, merger, sale, lease, or conveyance by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such consolidation, merger, sale, lease, or conveyance and (ii) make effective provision in its certificate of incorporation or otherwise, if necessary, to effect such agreement. Such agreement shall provide for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 5.

   (b) In case of any reclassification or change of the shares of Common Stock issuable upon exercise of this Warrant (other than a change in par value or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, change, consolidation, or merger by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such reclassification, change, consolidation, or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 5.

   (c) The above provisions of this Section 6 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases, or conveyances.

   7.   In case at any time the Company shall propose

        (a) to pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution (other than regularly scheduled cash dividends which are not in a greater amount per share than the most recent such cash dividend) to all holders of Common Stock; or

        (b) to issue any rights, warrants, or other securities to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants, or other securities; or

        (c) to effect any reclassification or change of outstanding shares of Common Stock, or any consolidation, merger, sale, lease, or conveyance of property, described in
   Section 6; or

        (d) to effect any liquidation, dissolution, or winding-up of the Company; or

        (e) to take any other action which would cause an adjustment to the Exercise Price;

then, and in any one or more of such cases, the Company shall give written notice thereof, at least 10 days prior to (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, distribution, rights, warrants, or other securities are to be determined, (ii) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up, or (iii) the date of such action which would require an adjustment to the Exercise Price.

   8. The issuance of any shares or other securities upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such shares or other securities, shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.


   9. Unless registered pursuant to the Act, the Warrant Shares issued upon exercise of the Warrants shall be subject to a stop transfer order and the certificate or certificates evidencing such Warrant Shares shall bear the following legend:

   THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY FOREIGN OR STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE ACT) OR OTHERWISE UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE FOREIGN OR STATE SECURITIES LAWS OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE FOREIGN AND STATE SECURITIES LAWS.

   10. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of any Warrant and such indemnity agreement as may be necessary to hold the Company harmless (and upon surrender of any Warrant if mutilated), and upon reimbursement of the Company s reasonable incidental expenses, the Company shall execute and deliver to the Holder thereof a new Warrant of like date, tenor, and denomination.

   11. The Holder of any Warrant shall not have, solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

   12. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail or similar overnight delivery or courier service or delivered (in person or by telecopy, telex or similar telecommunications equipment) against receipt to the party to whom it is to be given, (i) if to the Company, at its address at 9 West 57th Street, Suite 4170, New York, New York 10019, United States of America, Attn: President, (ii) if to the Holder, at its address set forth on the first page hereof, or (iii) in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 12. Notice to the estate of any party shall be sufficient if addressed to the party as provided in this Section 12. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 12 shall be deemed given at the time of receipt thereof.

   13. This Warrant has been negotiated and consummated in the State of New York and shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflict of laws.

   14. Any action or proceeding arising, directly, indirectly, or otherwise, in connection with, out of or from this Warrant, any breach hereof or any transaction covered hereby shall be brought in the United States federal or state courts located within the City of New York, State of New York, United States of America.


Dated:  June 30, 1996


                                   NATIONAL PATENT DEVELOPMENT
                                   CORPORATION


By:_____________________________
                                     Jerome I. Feldman
                                     President and Chief
Executive
Officer

______________________________
Andrea D. Kantor
Assistant Secretary

                            FORM OF ASSIGNMENT


(To be executed by the registered holder if such holder desires to transfer the attached Warrant.)

     FOR VALUE RECEIVED, ________________________________ hereby sells, assigns, and transfers unto __________________ a Warrant to purchase __________ shares of Common Stock, $.01 par value per share, of National Patent Development Corporation (the "Company"), together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint _________________________________ attorney to transfer such Warrant on the books of the Company, with full power of substitution.

Dated: ________________________


                                   Signature








                                  NOTICE


     The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.


To:  National Patent Development Corporation
     Suite 4170
     9 West 57th Street
     New York, New York 10019
     United States of America

                           ELECTION TO EXERCISE

     The undersigned hereby exercises his or its rights to purchase _______ Warrant Shares covered by the within Warrant in accordance with the terms thereof and tenders 7% Convertible Notes Due 2001 (the "Notes") of American Drug Company, a Delaware corporation,duly endorsed, in the principal amount (which shall be an integral multiple of $1,000) of $_________ , which equals the Exercise Price multiplied by the number of Warrant Shares for which this Warrant is being exercised, and requests that certificates for such securities, together with any check in payment for fractional shares, be issued in the name of, and delivered to:






                 (Print Name, Address, and Social Security
                       or Tax Identification Number)

and, if such number of Warrant Shares shall not be all the Warrant Shares covered by the within Warrant, that a new Warrant for the balance of the Warrant Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

Dated:_________________       Name________________________
                                        (Print)

Address:__________________________________________________


                                    ___________________________
                                             (Signature)